Exhibit (a)(vi)

Excerpt from Current Report on Form 8-K filed by KBS Strategic Opportunity REIT, Inc. with the Securities and Exchange Commission on March 15, 2018.

ITEM 8.01 OTHER EVENTS
Suspension of Share Redemption Program
In anticipation of a future self-tender offer in order to make liquidity available to stockholders in excess of that permitted under its share redemption program (the “SRP”), on March 14, 2018, the Company’s board of directors approved a temporary suspension of the SRP starting with the March 2018 redemption period, including any unsatisfied requests from prior redemption periods and the Company expects the SRP to resume shortly after the completion of the tender offer. All redemption requests currently outstanding under the SRP will be cancelled and no redemption requests under the SRP will be accepted until further notice.
Important Information
This filing is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The tender offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials that the Company intends to distribute to its stockholders and file with the Securities and Exchange Commission (“SEC”). The full details of the tender offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and other related materials, which the Company will distribute to stockholders and file with the SEC upon commencement of the tender offer. Stockholders are urged to read the offer to purchase, the letter of transmittal and other related materials when they become available because they will contain important information, including the terms and conditions of the tender offer. Stockholders may obtain free copies of the offer to purchase, the letter of transmittal and other related materials that the Company files with the SEC at the SEC’s website at www.sec.gov or by calling the information agent for the contemplated tender offer, who will be identified in the materials filed with the SEC at the commencement of the tender offer. In addition, stockholders may obtain free copies of the Company’s filings with the SEC from the Company’s website at www.kbsstrategicopportunityreit.com.
Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. These statements are subject to the risk that the tender offer does not occur, that the tender offer is oversubscribed, and that strategic alternatives to provide additional liquidity do not occur in the near future. The forward-looking statements also depend on factors such as: our business strategy; our ability to obtain future financing arrangements; our ability to make future distributions; our understanding of our competition; market trends; and projected capital expenditures. A number of other important factors could cause actual results to differ materially from the forward-looking statements contained in this document, including factors described in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and in subsequent Quarterly Reports on Form 10-Q.